EXHIBIT 10.1
                                    WAIVER

          WAIVER, dated as of April 30, 2001 (this "Waiver"), to the CREDIT AGREEMENT, dated as of July 2, 1998 (as heretofore amended, supplemented or otherwise modified, the "Credit Agreement"), among Teligent, Inc., a Delaware corporation (the "Borrower"), the Lenders from time to time parties thereto, Goldman Sachs Credit Partners L.P., as Syndication Agent, Toronto Dominion (Texas), Inc., as Documentation Agent, and The Chase Manhattan Bank, as Administrative Agent.


                             W I T N E S S E T H :
                             - - - - - - - - - -

          WHEREAS, pursuant to the Credit Agreement, the Lenders have agreed to make, and have made, certain loans and other extensions of credit;

          WHEREAS, pursuant to Section 5.12 and Section 5.13 of the Credit Agreement, on or before April 30, 2001 the Borrower is obligated to deliver executed documentation with respect to (1) the issuance of Convertible Notes having an aggregate principal amount equal to or in excess of $100,000,000 and
(2) the establishment of one or more Optional Vendor Loan Tranches having an aggregate principal amount equal to or in excess of $250,000,000 (together, the "Additional Financing"); and

          WHEREAS, the Borrower has informed the Lenders that it does not expect to have Additional Financing in place by April 30, 2001 and has requested that the Lenders waive, for a period of two weeks, any Default or Event of Default resulting from the failure of the Borrower to implement the Additional Financing;

          NOW, THEREFORE, the Borrower, the Administrative Agent, and the Required Lenders hereby agree as follows:

          1. Defined Terms. Capitalized terms used herein without definition shall have the meaning ascribed to such terms in the Credit Agreement.

          2. Waiver. The Lenders hereby waive, but only until May 14, 2001, any Default or Event of Default arising solely as a result of the failure of the Borrower to comply with Sections 5.12 and 5.13 of the Credit Agreement; provided, that the foregoing waiver shall terminate immediately if (a) the Borrower shall fail to pay any interest on any Loan when due (without giving effect to any grace period that may otherwise apply), (b) the Administrative Agent has not received, by 10:00 A.M., May 7, 2001, a Certificate of a Responsible Officer of the Borrower certifying the aggregate amount of cash expenditures of the Borrower and its Restricted Subsidiaries for the period from the close of business on April 27, 2001 to the open of business on May 7, 2001 (the "Week One Cash Expenditures"), (c) Week One Cash Expenditures exceed $13,000,000, (d) the aggregate amount of cash expenditures of the Borrower and its Restricted Subsidiaries for the period from the open of business on May 7, 2001 to the close of business on May 14, 2001 exceed the sum of (i) $13,000,000 less Week One Cash Expenditures, plus (ii) $8,000,000, or (e) the Borrower requests that the Collateral Agent make any transfer of funds or investment property from the Collateral and Securities Account.

          3. Conditions Precedent. Subject to the satisfaction of the following conditions, this Waiver will become effective as of April 30, 2001 (the "Effective Date"):

          (a) Waiver. The Administrative Agent shall have received counterparts of this Waiver, duly executed by the Borrower, the Administrative Agent and the Required Lenders.

          (b) Cash Balance. (i) The Administrative Agent shall have received a Certificate of a Responsible Officer of the Borrower certifying the aggregate amount of cash and Cash Equivalents of the Borrower and its Restricted Subsidiaries on deposit in the Collateral and Securities Account, the Operating Accounts and any other account maintained with any bank or other financial institution by or on behalf of the Borrower or any of its Restricted Subsidiaries (x) as of close of business on April 20, 2001 (the "April 20 Cash Balance") and (y) as of close of business on April 27, 2001 (the "April 27 Cash Balance").

          (ii) The difference between the April 20 Cash Balance and the April 27 Cash Balance shall be less than $11,000,000.

          (c) No Default or Event of Default. On and as of the Effective Date after giving effect to this Waiver, no Default or Event of Default shall have occurred and be continuing.

          (d) Representations and Warranties. The representations and warranties made by the Borrower in the Credit Agreement and the other Loan Documents after giving effect to this Waiver shall be true and correct in all material respects on and as of the Effective Date as if made on such date, except that where such representations and warranties relate to an earlier date, such representations and warranties shall have been true and correct in all material respects as of such earlier date.

          (e) Closing Certificate. The Administrative Agent shall have received a Certificate of a Responsible Officer of the Borrower certifying the matters referred to in paragraphs (c) and (d).

          (f) Expenses. The Administrative Agent shall have received payment for expenses for which invoices have been presented, including, without limitation, all expenses required to be paid pursuant to Section 9.5 of the Credit Agreement, on or before the date hereof.

          4. Continuing Effect; No Other Waivers or Amendments. Except as expressly waived hereby, all of the terms and provisions of the Credit Agreement and the other Loan Documents are and shall remain in full force and effect. The waiver contained herein shall not constitute a waiver, amendment or modification of any other provision of the Credit Agreement or the other Loan Documents and does not indicate the Lenders' willingness to consent to any other waiver, amendment or modification of the Credit Agreement or the other Loan Documents, including, without limitation, any waiver of a Default or Event of Default which may arise out of the Borrower's continuing failure to comply with Section 5.12 or Section 5.13 of the Credit Agreement after May 14, 2001.

          5. Binding Effect. This Waiver shall apply equally to each of the Lenders parties to the Credit Agreement, and shall be binding upon the Borrower, the Lenders, the Administrative Agent, the Arrangers, the Documentation Agent, the Syndication Agent and all future holders of the Notes.

          6. Governing Law. THIS WAIVER AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

          7. Counterparts. This Waiver may be executed in any number of counterparts and by the different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page of this Waiver by facsimile transmission shall be as effective as delivery of a manually executed counterpart of this Waiver.

          8. Headings. Section headings in this Waiver are included herein for convenience of reference only and shall not constitute a part of this Waiver for any other purpose.

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IN WITNESS WHEREOF, the parties hereto have caused this Waiver to be executed by their duly authorized representatives as of the date first above written.


                                       TELIGENT, INC.

                                       By:/s/ Laurence E. Harris
                                          ----------------------
                                       Name:  Laurence E. Harris
                                       Title: Senior Vice President
                                              and General Counsel

                                       THE CHASE MANHATTAN BANK,
                                       as Administrative Agent and as a Lender

                                       By: /s/ Ann Kurinskas
                                           -----------------
                                       Name:  Ann Kurinskas
                                       Title: Managing Director

                                       JPMORGAN, a division of CHASE SECURITIES, as an Arranger

                                       By: /s/ Richard Thayer
                                           ------------------
                                       Name:  Richard Thayer
                                       Title: Managing Director

                                       GOLDMAN SACHS CREDIT PARTNERS L.P.,
                                       as an Arranger, as Syndication Agent
                                            and as a Lender

                                       By: /s/ Stephen B. King
                                           -------------------
                                       Name:  Stephen B. King
                                       Title: Authorized Signatory